                                                                     EXHIBIT 1.5


                                     [LOGO]
                                     British
                                    Columbia
                                     -------
                                     Form 19
                                  (Section 348)
                                    --------

                                                     Certificate of
                                                     Incorporation  No. C-630300

                                   COMPANY ACT
                                    ---------

                               SPECIAL RESOLUTION

The following special resolution* was passed by the undermentioned company on the date stated:

Name of Company              SUN MEDIA CORPORATION/CORPORATION SUN MEDIA
Date resolution passed       JANUARY 16, 2003
Resolution +

BE IT RESOLVED AS A SPECIAL RESOLUTION that the Articles of the Corporation be altered by deleting Article 19.4.




Certified a true copy on 2003/01/16                    /s/ CLAUDINE TREMBLAY
                                                       -------------------------
                                                             (Signature)


                                                       Corporate Secretary
                                                       -------------------------
                                                       (Relationship to Company)


* See section 1(1) for definition of "special resolution".
+ Insert text of special resolution
R.C. - 14

Internet: www.fin.gov.bc.ca/registries
          ----------------------------